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                                                                    EXHIBIT 99.1

                 CONSENT OF BANCBOSTON ROBERTSON STEPHENS INC.

  We hereby consent to the inclusion of and reference to our opinion dated June 22, 1999 to the Board of Directors of Multex.com, Inc. ("Multex") in the Registration Statement on Form S-4 (the "Registration Statement") of Multex, covering common stock of Multex to be issued in connection with the proposed business combination involving Multex and Market Guide. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                          /s/ BancBoston Robertson Stephens
                                           Inc.
                                          -------------------------------------
                                          BancBoston Robertson Stephens Inc.

San Francisco, California
August 12, 1999